UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2019

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Elliott Avenue West, Suite 230
Seattle, WA 98119
(Address of principal executive offices)
Registrant’s telephone number including area code: (206) 788-4545
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.
On August 26, 2019 (the “Effective Date”), Alpine Immune Sciences, Inc. (the “Company”) and its wholly-owned subsidiary, AIS Operating Co., Inc. (“AIS” and together with the Company, the “Borrowers”), entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”), pursuant to which the Bank agreed to extend term loans to the Company with an aggregate principal amount of up to $15.0 million (the “Term Loans”). The Company intends to use the proceeds to replace and refinance AIS’ existing loan facility pursuant to the Loan and Security Agreement by and between AIS and the Bank dated as of December 16, 2016 (the “Original Agreement”), as well as for potential working capital and other general corporate purposes, including the advancement of the Company’s development programs.
    Borrowings under the Loan Agreement will consist of up to three separate tranches. The initial tranche of $5.0 million was funded on August 26, 2019, $3.0 million of which will be used to repay amounts owing under the Original Agreement. The second tranche of up to $5.0 million is available in multiple advances at the Borrowers’ option at any time through April 30, 2020. The third and final tranche of up to $5.0 million is available in multiple advances at the Borrowers’ option at any time from the date on which Bank receives and approves evidence that the Borrowers have initiated a Phase 2a trial of ALPN-101 in psoriatic arthritis through July 31, 2020. Each term loan advance, other than the final term loan advance, must be in an amount of not less than $0.5 million and, after repayment, no term loan advance may be re-borrowed.
The Term Loans shall accrue interest at a floating per annum rate of 0.25% above the prime rate, subject to a floor of 5.75%, which interest is payable monthly commencing in September 2019. Upon the occurrence and during the continuance of an event of default, a default interest rate will apply that is 4.0% above the otherwise applicable interest rate. The Term Loans are interest only until September 30, 2020, after which the Term Loans will be payable in 34 equal monthly installments of principal plus interest, with the final installment due and payable on July 1, 2023. If Borrowers receive aggregate net new capital of at least $40 million on or prior to June 30, 2020, the Term Loans will be interest-only until June 30, 2021, after which the Term Loans will be payable in 25 equal monthly installments of principal plus interest, with the final installment due and payable on July 1, 2023.
The Borrowers may prepay all, but not less than all, of the Term Loans subject to a prepayment fee equal to $75,000, which represents the deferred portion of the final payment due under the Original Agreement, plus the outstanding principal balance under the Term Loans at the time of such prepayment multiplied by (i) 2.0%, if the prepayment occurs on or prior to the first anniversary of the Effective Date, (ii) 1.0%, if the prepayment occurs after the first anniversary of the Effective Date, but on or prior to the second anniversary of the Effective Date or (iii) 0%, if the prepayment occurs after the second anniversary of the Effective Date, but prior to the maturity date for the Term Loan. A fee in the amount of 5.5% of the Term Loans funded is payable to the Bank on the date on which the Term Loans are prepaid, paid or become due and payable in full.
The Loan Agreement contains customary representations and warranties, events of default (including an event of default upon a material adverse change of the Borrowers) and affirmative and negative covenants, including, among others, covenants that limit or restrict the Borrowers’ ability to, among other things, incur additional indebtedness, grant liens, merge or consolidate, make acquisitions, pay dividends or other distributions or repurchase equity, make investments, dispose of assets, engage in any new line of business, and enter into certain transactions with affiliates, in each case subject to certain exceptions. As security for its obligations under the Loan Agreement, the Borrowers granted the Bank a first priority security interest on substantially all of Borrowers’ assets, except intellectual property, and subject to certain other exceptions.
The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
In connection with the Loan Agreement, the Company issued a warrant to the Bank (“Warrant”) on August 26, 2019 to purchase up to 52,083 shares of the Company’s common stock at a price per share of $4.32, 17,361 shares of which are currently exercisable. If the Bank advances the second and third tranche to Borrowers, additional shares will become exercisable. In no event will the number of shares of common stock issuable pursuant to the exercise of the Warrant exceed 52,083 in the aggregate if the second and third tranches are advanced in full to Borrowers. The Warrant is immediately exercisable and will expire at 6:00 p.m., Pacific time, on August 26, 2029.

The issuance of the Warrant was exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.
The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the full text of the Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Warrant to Purchase Common Stock, dated August 26, 2019, by and between Alpine Immune Sciences, Inc. and Silicon Valley Bank.
10.1	Amended and Restated Loan and Security Agreement, dated August 26, 2019, by and among Alpine Immune Sciences, Inc., AIS Operating Co., Inc. and Silicon Valley Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2019	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer